UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K /A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 1, 2009

EMERGING MEDIA HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

000-52408 (Commission File Number)	13-1026995 (IRS Employer Identification No.)	Nevada (State or Other Jurisdiction of Incorporation)

1809 East Broadway Street, Suite 175
Ovieda, Florida 32765

(Address of Principal Executive Offices)
(Zip Code)

(806) 688-9697

 (Registrant’s Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

On October 1, 2009, Emerging Media Holdings, Inc. closed an acquisition of 60% of the outstanding shares of SC Genesis International S.A., a joint stock company incorporated under the laws of Romania (“Genesis”), pursuant to a Share Purchase Agreement, executed as of June 10, 2009, by and between the Company and Genesis.  The consideration paid by the Company for the acquisition of Genesis was $4,800,000 paid to the holder of a majority of the outstanding shares of Genesis.

Genesis was founded with private capital as a joint stock company under the laws of Romania in 1994 and has, as its principal business, the construction of roads and highways.  Other secondary activities include surface and underground railway construction, other special construction projects, relocation services and merchandise transportation. Genesis has approximately 120 employees.

Genesis’ principal offices are located at 192 Calea, 13 Septembrie 192 Street,
District 5, Bucharest, Romania.

In this report, we are filing the financial statements of Genesis, together with pro-forma financial statements

GENESIS INTERNATIONAL S.A.

FINANCIAL STATEMENTS

DECEMBER 31, 2008

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Genesis International S.A.
Bucharest, Romania

We have audited the accompanying balance sheets of Genesis International S.A. (collectively, the “Company”) as of December 31, 2008 and 2007, and the related statements of operations, stockholders’ equity, and cash flows for each of two years in the period ended December 31, 2008.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company's Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 1 of Notes to Financial Statements, 100% of the assets are located in Romania and 100% of the revenue is earned in Romania.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2008 and 2007, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

Wiener, Goodman & Company, P.C.
Eatontown, New Jersey
September 30, 2009

GENESIS INTERNATIONAL S.A.
BALANCE SHEETS

	December 31,
	2008	2007
ASSETS

Current Assets
Cash and cash equivalents	$182,733	$324,597
Accounts receivable - net of allowance for doubtful accounts
of $250,000 and $-0-	8,017,771	6,987,922
Inventories	325,509	412,047
Other current assets	126,812	138,046
Total Current Assets	8,652,825	7,862,612

Property, plant and equipment - net	2,163,703	3,017,674
Restricted cash	593,360	1,320,558

TOTAL ASSETS	$11,409,888	$12,200,844

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Notes payable - current portion	$2,117,000	$1,318,195
Capitalized lease obligations	147,138	180,006
Accounts payable and other current liabilities	4,557,122	4,235,662
Customer deposits	256,779	248,188
Dividends payable	45,461	416,697
Total Current Liabilities	7,123,500	6,398,748

Long-term Liabilities:
Notes payable - less current portion above	1,251,682	-
Capitalized lease obligations - less current portion above	80,523	186,081
Total Long-term Liabilities	1,332,205	186,081

TOTAL LIABILITIES	8,455,705	6,584,829

Commitments and Contingencies	-	-

Stockholders' Equity:
Common stock, $21.19 par value; authorized 160,000
shares; outstanding 160,000 and 160,000 shares, respectively	3,389,936	3,389,936
Retained earnings (defecit)	(503,881)	2,053,541
Accumulated other comprehensive income	68,128	172,538
Total Stockholders' Equity	2,954,183	5,616,015

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$11,409,888	$12,200,844

See notes to financial statements.

GENESIS INTERNATIONAL S.A.
STATEMENT OF OPERATIONS

	For the Years Ended
	December 31,
	2008	2007

Revenues	$18,307,796	$24,102,122

Costs and expenses:
Cost of sales	17,742,302	20,316,235
Selling, general and administrative costs	2,473,378	2,606,261
	20,215,680	22,922,496

Income (loss) from operations	(1,907,884)	1,179,626

Other income (expense):
Gain on sale of fixed assets	52,890	197,562
Other income	300,136	255,699
Interest expense	(434,281)	(201,802)
	(81,255)	251,459

Earnings (loss) before provision for income taxes	(1,989,139)	1,431,085

Provision for income taxes	-	268,141

Net earnings (loss)	$(1,989,139)	$1,162,944

Earnings (loss) per share - basic and diluted	$(12.43)	$7.27

Weighted average common shares
outstanding - basic and diluted	160,000	160,000

See notes to financial statements.

GENESIS INTERNATIONAL S.A.
STATEMENT OF COMPREHENSIVE INCOME (LOSS)

	Years Ended
	December 31,
	2008	2007

Net earnings (loss)	$(1,989,139)	$1,162,944

Other comprehensive income (loss) - net of tax:
Currency translation adjustment	(104,410)	(192,179)

Comprehensive income (loss)	$(2,093,549)	$970,765

See notes to financial statements.

GENESIS INTERNATIONAL S.A.
STATEMENT OF STOCKHOLDERS' EQUITY

						Accumulated
						Other
		Comprehensive	Common Stock		Retained	Comprehensive
	TOTAL	Income (loss)	No of shares	Amount	Earnings	Income (Loss)

Balance, January 1, 2007	$4,645,250		160,000	$3,389,936	$890,597	$364,717

Net earnings	1,162,944	$1,162,944			1,162,944	-

Currency translation adjustment	(192,179)	(192,179)				(192,179)

Comprehensive income		$970,765

Balance, December 31, 2007	5,616,015		160,000	3,389,936	2,053,541	172,538

Net loss	(1,989,139)	$(1,989,139)			(1,989,139)	-

Dividend declaration	(568,283)				(568,283)

Currency translation adjustment	(104,410)	(104,410)				(104,410)

Comprehensive loss		$(2,093,549)

Balance, December 31, 2008	$2,954,183		$160,000	$3,389,936	$(503,881)	$68,128

See notes to financial statements.

GENESIS INTERNATIONAL S.A.
STATEMENT OF CASH FLOWS

	For the Years Ended
	December 31,
	2008	2007

Cash flows from operating activities:
Net earnings (loss)	$(1,989,139)	$1,162,944

Adjustments to reconcile net earnings (loss) to net cash
used in operating activities:
Depreciation	603,968	906,001
(Gain) on sale of property, plant and equipment	(52,890)	(197,562)
Change in operating assets and liabilities	366,196	(1,925,086)
Net cash used in operating activities	(1,071,865)	(53,703)

Cash flows from investing activities:
Purchase of property, plant and equipment	(74,052)	(194,671)
Proceeds from the sale of equipment	56,670	212,350
Change in restricted cash	(727,198)	314,732
Net cash provided by (used in) investing activities	(744,580)	332,411

Cash flows from financing activities:
Proceeds from borrowings	5,600,106	4,154,568
Repayment of loans	(3,346,642)	(4,026,600)
Repayment of capitalized lease obligations	(165,116)	(198,892)
Dividends paid	(371,236)	(478,781)
Net cash provided by (used in) financing activities	1,717,112	(549,705)

Effect of exchange rate changes on cash	(42,531)	25,490

Net increase (decrease) in cash	(141,864)	(245,507)

Cash - beginning of period	324,597	570,104

Cash - end of period	$182,733	$324,597

Changes in operating assets
and liabilities consist of:
Increase in accounts receivable	$(61,627)	$(4,767,361)
(Increase) decrease in inventories	86,538	(164,209)
Decrease in other current assets	11,234	39,705
Increase in customer deposits	8,591	188,293
Increase in accounts payable and
other liabilities	321,460	2,778,486
	$366,196	$(1,925,086)

See notes to financial statements.

GENESIS INTERNATIONAL S.A.
STATEMENT OF CASH FLOWS (Continued)

	For the Years Ended
	December 31,
	2008	2007

Supplementary Information:
Cash paid during the period for
Interest	$434,281	$201,802
Income taxes	$168,824	$249,741

Non-cash investing activities:
Capitalized lease obligations for the
purchase of equipment	$84,817	$69,327

See notes to financial statements.

GENESIS INTERNATIONAL S.A.
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2008 AND 2007

1.	DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Genesis International S.A. (the “Company” or “Genesis”) is a Romanian joint stock company that operates its business in Romania. Genesis has, as its principal business, the construction of roads and highways.  Other secondary activities include surface and underground railway construction, other special construction projects, relocation services and merchandise transportation.

Summary of Significant Accounting Policies

Economic and Political Risks

The Company faces a number of risks and challenges since its operations are in the Romanian Republic and its primary market is in the Romanian Republic.  100% of the revenue is earned in the Romanian Republic and 100% of the assets are located in the Romanian Republic.  Management cannot presently predict what future impact the political risk will have on the Company, if any, or how the political climate in the Romanian Republic will affect the Company’s operations.  Accordingly, events resulting from any change in the political climate could have a material effect on the Company.

Use of Estimates

The preparation of financial statements in conformity with accounting principles accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue Recognition

Revenue from the sale of materials for road base product is recognized when the work is completed and accepted by the purchaser in accordance with SOP 81-1.  The contracts are usually of a short duration.  If the contracts are longer than one year, the Company recognizes the percentage of completion method.

The Company receives a significant amount of cash advances or progress payments from customers.  The cash received from the progress payments is recorded as customer advances until the revenue is recognized.  Cash advances as of December 31, 2008 and 2007 against future revenues were $256,779 and $248,188, respectively.

Cash and Cash Equivalents

Cash and cash equivalents include cash deposited in checking accounts, overnight repurchase agreements and money market funds with maturities of 90 days or less when purchased.  The cash balances are held at a few institutions and may, at times, exceed insurable amounts.  The Company believes it mitigates this risk by depositing cash in major financial institutions.

Accounts Receivable

Accounts receivable are recorded when the work is completed, approved by an independent third party and accepted by the purchaser.  Accounts receivable are presented in the balance sheet net of allowance for doubtful accounts.  Receivables are due in 90 days from the date of the invoice and each customer is evaluated on their ability to demonstrate a commitment to pay.  The majority of the revenue is due from various state governmental agencies.  Receivables are written off when they are determined to be uncollectible.  The allowance for doubtful accounts is estimated based on the Company’s historical losses, the existing economic conditions in the industry, and the financial ability of its customers.  The Company determined the amount to record as an allowance for doubtful accounts at December 31, 2008 based on a percentage of the current year write-offs to the total of accounts receivable outstanding.  The Company also analyzed the days outstanding of receivables to determine an adequate reserve.  The collectability of receivables remains strong despite the economic crisis and the Company believes the amount reserved will be more than sufficient to cover any bad debts.  For the years ended December 31, 2008 and 2007, the Company recorded bad debt expense of $282,133 and $258,235, respectively.  The Company will monitor the economic conditions during 2009 to determine if additional reserves are needed.

Inventories

Inventories held for sale are recorded at the lower of cost or fair value less direct costs to sell.  Fair value is defined as the amount at which an asset could be bought or sold in a current transaction between willing parties, that is, other than in a forced or liquidation sale.

Fair Value of Financial Instruments

For financial instruments, including cash, accounts receivable, accounts payable, notes payable and accrued expenses, it was assumed that the carrying amount approximated fair value because of the short maturities of such instruments.  Management believes that the carrying amount debt is a reasonable estimate of its fair value.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" ("SFAS No. 157"), which defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements.  SFAS No. 157 is effective as of the beginning of the Company's 2009 fiscal year.  In February 2008, the FASB deferred the effective date of SFAS No. 157 for non-financial assets and liabilities that are recognized or disclosed at fair value on a nonrecurring basis until the beginning of fiscal year 2010.  The Company adopted SFAS No. 157 with respect to financial assets and liabilities on January 1, 2008.  There was no material effect on the financial statements upon adoption of this new accounting pronouncement.  The impact on the financial statements from adoption of SFAS No. 157 as it pertains to non-financial assets and liabilities has not yet been determined.

SFAS No. 157 discusses valuation techniques, such as the market approach (comparable market prices), the income approach (present value of future income or cash flow), and the cost approach (cost to replace the service capacity of an asset or replacement cost).  The statement utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels:

Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2: Inputs, other than quoted prices that are observable for the asset or liability, either directly or indirectly.  These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3: Unobservable inputs that reflect the reporting entity's own assumptions.

The assets measured at fair value on a recurring basis as of July 31, 2009 are as follows:

Assets:	Level 1	Level 2	Level 3	June 30, 2009
Cash and cash equivalents	$182,733	$-	$-	$182,733
Restricted cash	593,360	-	-	593,360
	$776,093	$-	$-	$776,093

Concentration of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of accounts receivable.  The Company grants credit to customers that are based on an evaluation of the customer's financial condition, without requiring collateral.  Exposure to losses on receivables is principally dependent on each customer's financial condition.  The Company controls its exposure to credit risk through credit approvals and progressive payments as the work is preformed.

The Company is also subject to the risk of currency fluctuations that may affect the prices paid for goods and the amounts received for revenue.

Depreciation

Equipment is stated at cost less accumulated depreciation and amortization.  Depreciation is calculated primarily using the straight-line method over their estimated useful lives.

Income Taxes

The Company accounts for income taxes using an asset and liability approach under which deferred income taxes are recognized by applying enacted tax rates applicable in future years to the differences noted in the financial statement carrying amounts and the tax basis of the reported assets and liabilities.

The principal item giving rise to deferred taxes is carryforward losses.

The Company accounts for income taxes in accordance with the Internal Income Tax Law of the Romanian Republic.  The Company is taxed at a rate of 16% in 2008 and 2007.

Foreign Currency Translation

The Romanian leis is the Company’s functional currency and the United States dollar is the reporting currency.

Conversion of currency from the Romanian leis into a United States dollar (“US $”) has been made at the respective applicable rates of exchange.  Monetary assets and liabilities denominated in foreign currencies are converted into US $ at the applicable rate of exchange at the balance sheet date.  Income and expense items are converted at the average rates for the years then ended.

Earnings Per Share

Basic earnings (loss) per common share are computed by dividing net earnings by weighted average number of common shares outstanding during the year.  Diluted earnings per common share are computed by dividing net earnings by the weighted average number of common share and potential common shares outstanding during the year.  As the Company experienced a loss during the year ended December 31, 2008, potential common shares would be excluded from the diluted loss per share calculation because the effect would be antidilutive.  There were no potential common shares outstanding for the years ended December 31, 2008 and 2007.

Advance payments to Contractors

Advance payments to Contractors principally include prepayments to subcontractors for goods and services and which relate to specific projects which are expensed to cost of sales as the applicable inventory are sold.  The subcontractor costs are expensed on a specific project to project basis.    The payment to subcontractors include prepayments prior to the work commencing, advance payments for raw materials, and architectural and engineering services prior to the work being submitted to the authorities.  All projects are reviewed quarterly for impairment issues.  If any impairment exists, costs will be written down at that time.  Advance payments to contractors are included in inventory on the Company’s balance sheet at December 31, 2008 and 2007.

New Financial Accounting Standards

In February 2007, the Financial Accounting Standards Board ("FASB") issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities - Including and Amendment of FASB Statement No. 115."  SFAS No. 159 provides entities with an irrevocable option to report selected financial assets and financial liabilities at fair value.  It also establishes presentation and disclosure requirements that are designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities.  The Company adopted SFAS No. 159 on January 1, 2008 and chose not to elect the fair value option for its financial assets and liabilities that had not been previously carried at fair value.  Therefore, material financial assets and liabilities not carried at fair value, such as other assets, accounts payable, notes payable and capitalized lease obligations are reported at their carrying values.

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations.” This standard establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any non-controlling interest in the acquired and the goodwill acquired. This statement also establishes disclosure requirements which will enable users to evaluate the nature and financial effects of the business combination.  SFAS No. 141(R) is effective for which the acquisition date is on or after an entity's fiscal year end that begins after December 15, 2008.  The provisions of SFAS 141 (R) are effective for the Company for the fiscal year ending December 31, 2009. The Company is evaluating the impact of this standard and do not expect the adoption of SFAS 141(R) to have a material impact on its financial statements.

In April 2009, the FASB issued FASB Staff Positions ("FSP") FAS 115-2 and FAS 124-2, "Recognition and Presentation of Other-Than-Temporary Impairments".  These FSPs amend rules for other-than-temporary impairments, provide for guidance on calculating fair values in inactive and distressed markets and require quarterly fair value disclosures.  These FSPs are effective for interim and annual reporting periods ending after June 15, 2009, with early adoptions permitted for periods ending after March 15, 2009.  The adoption of these FSPs did not have a material impact on the Company's financial statements.

In May 2009, the FASB issued SFAS No. 165, "Subsequent Events."  SFAS No. 165 defines subsequent events as events or transactions that occur after the balance sheet date, but before the financial statements are issued.  It defines two types of subsequent events: recognized subsequent events, which provide additional evidence about conditions that existed at the balance sheet date, and non-recognized subsequent events, which provide evidence about conditions that did not exist at the balance sheet date, but arose before the financial statements were issued.  Recognized subsequent events are required to be recognized in the financial statements, and non-recognized subsequent events are required to be disclosed.  SFAS No. 165 requires entities to disclose the date through which subsequent events have been evaluated, and the basis for that date.  SFAS 165 is consistent with current practice and did not have any impact on the Company's consolidated financial statements.  Subsequent events were evaluated through September 30, 2009.

In June 2009, the FASB issued SFAS No. 168, the "FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles".  SFAS No. 168 replaces SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles" (SFAS No. 168), and establishes the FASB Accounting Standards Codification (Codification) as the source of authoritative GAAP in the U.S. recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements.  SFAS No. 168 is effective for financial statements issued for interim periods and annual periods ending after September 15, 2009.

2. Property

Property, plant and equipment consists of buildings, building improvements, furniture and equipment used in the ordinary course of business and are recorded at cost less accumulated depreciation.

	December 31,
	2008	2007
Building and building improvements	$35,472	$40,928
Transportation equipment	625,312	706,633
Equipment	5,549,807	6,521,942
	6,210,591	7,269,503
Less: Accumulated depreciation	4,016,888	4,251,829
	$2,193,703	$3,017,674

Depreciation expense for the years ended December 31, 2008 and 2007 amounted to $603,968 and $906,001, respectively.

Classification	Expected Useful Lives

Buildings and building improvements	7-30 years
Transportation equipment	5-15 years
Equipment	5-10 years

3.    Inventories

In accordance with Financial Accounting Standards No. 144, “Accounting for the Impairment of or Disposal of Long Lived Assets” (“SFAS 144”), the Company records impairment losses on inventory related to projects under development when events and circumstances indicate that they may be impaired and the undiscounted cash flows estimated by these assets are less than their related carrying amounts.  The Company recorded no impairments for the years ended December 31, 2008 and 2007.

As of December 31, 2008 and 2007, inventory consists of the following:

	December 31,
	2008	2007
Raw materials	143,894	333,342

Advance payments to contractors	181,615	78,705
	$325,509	$412,047

4.  Restricted Cash

Restricted cash are the guarantees for the work performed by the Company.  The performance guarantees range between 5% and 10% of the contract price.  The warranty period can be as long as sixty months but amounts are released on a predetermined schedule.  Restricted cash as of December 31, 2008 and 2007 amounted to $593,360 and $1,320,550, respectively.

5.     Notes Payable

Notes payable balances as of December 31, 2008 and 2007 were as follows:

	December 31,
	2008	2007
Note payable to Romanian International Bank,	$1,251,682	$1,318,195
interest @ 20.5%, due February 2010 (1)

Note payable to Central Europe Bank,	-	-
interest @ Robor + 3.75% (13.24% at
December 31, 2008) due February 2009 (2) (3)	2,117,000	-
	3,368,682	1,318,195
Less: Current portion	2,117,000	1,318,195
	$1,251,682	$-

(1)	The note payable is collateralized by the Company’s equipment and current bank account at Romanian International Bank.
(2)
The note payable is secured by the assignment of accounts receivables from DRDP Timisoara and Compania Nationala de Autostrazi si Doumuri Nationale dis Romanios and current bank account at Credit Europe Bank.

(3)	The note was paid in full in February 2009. In 2009, the Company borrowed $1,428,000, which is due December 1, 2009.

The following table shows the maturities by year of the total amount of notes payable at December 31, 2008:

Year ending December 31,
2009	$2,117,000
2010	1,251,682
$3,368,682

Interest expense for the years ended December 31, 2008 and 2007 amounted to $400,071 and 175,654, respectively.

6.     Capitalized Leases

Capital lease obligations consisted of the following:

	Years Ended
	December 31,
	2008	2007
Equipment	$227,661	$366,087
Current portion	147,138	138,426

Capital lease obligations,
less current portion	$80,523	$227,661

Interest expense for the years ended December 31, 2008 and 2007 was $34,210 and $26,148, respectively.

The following is a schedule of minimum future lease payments required as of December 31, 2008, under capital leases which have an initial or remaining non-cancellable lease term in excess of one year:

Capital Leases:	Principal	Interest	Total
Fiscal year ending:
2009	$147,138	$28,641	$175,779
2010	69,503	16,124	85,627
2011	10,347	4,511	14,858
2012	673	196	869

7.	Stockholders' Equity

Common Stock
The Company is authorized to issue 160,000 shares, all of which are outstanding, with a par value of $21.19 per share.

Dividends
In March 2009, the Board of Directors authorized a dividend to the shareholders in the amount of $568,283.  As of December 31, 2008 and 2007, the Company had a liability of $225,401 and $416,607 for unpaid dividends due the shareholders.

8.              Income Taxes

The Company adopted the provision of Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainties in Income Taxes” (“FIN 48”), on January 1, 2007.  As a result of the implementation of FIN 48, the Company recognized no adjustment in the net liabilities or equity for unrecognized income tax benefit.  The Company believes there are no potential uncertain tax positions and all tax returns are correct as filed.  Should the Company recognize a liability for uncertain tax positions, the Company will separately recognize the liability for uncertain tax positions on its balance sheet.  Included in any liability for uncertain tax positions, the Company will also setup a liability for interest and penalties.  The Company’s policy is to recognize interest and penalties related to uncertain tax positions as a component of the current provision for income taxes.

      During the year ended December 31, 2008, the Company recorded a deferred tax asset associated with its net operating loss ("NOL") carryforwards of approximately $2.1 million that was fully offset by a valuation allowance due to the determination that it was more likely than not that the Company would be unable to utilize those benefits in the foreseeable future.  The Company's NOL expires in 2013.

The types of temporary difference between tax basis of assets and liabilities and their financial reporting amounts that give rise to the deferred tax liability and deferred tax asset and their approximate tax effects are as follows:

	Years Ended December 31,
	2008		2007
	Temporary		Temporary
	Difference	Tax Effect	Difference	Tax Effect
Gross deferred tax assets:
Foreign net operating loss
carryforward	$(1,989,000)	$(298,000)	$-	$-

Valuation allowance	1,989,000	298,000	-	-

Net deferred income tax asset	$-	$-	$-	$-

The provision for income taxes consist of the following:

	Years Ended
	December 31,
	2008	2007
Current:
Federal	$-	$-
Foreign	-	268,141
	-	268,141
Deferred:
Federal	-	-
Foreign	-	-
	-	-
	$-	$268,141

A reconciliation of taxes on income computed at the federal statutory rate to amounts provided is as follows:

	Years Ended
	December 31,
	2008	2007
Tax provision (benefit) computed at
the federal statutory rate of 34%	$(676,307)	$486,569

Decrease in taxes resulting from different
tax rates and permanent differences
applicable to foreign operations	-	(218,428)

Effect of unused losses	676,307	-
	$(676,307)	$268,141

The Company files income tax returns in all jurisdictions in which it has reason to believe it is subject to tax.  The Company is subject to examination by various taxing jurisdictions.  To date, none of these examinations has resulted in any material additional tax.  Nonetheless, any tax jurisdiction may contend that a filing position claimed by the Company regarding one or more of its transactions is contrary to that jurisdictions laws or regulations.  Significant judgment is required in determining the worldwide provisions for income taxes.  In the ordinary course of business of a global business, the ultimate tax outcome is uncertain for many transactions.  It is the Company’s policy to establish provisions for taxes that may become payable in future years as a result of an examination by tax authorities.  The Company establishes the provisions based upon management’s assessment of exposure associated with permanent tax differences and tax credits applied to temporary difference adjustments.  The tax provisions are analyzed periodically (at least quarterly) and adjustments are made as events occur that warrant adjustments to those provisions.

9.      Commitments and Contingencies

a)
The Company leases various office facilities which expire October 31, 2011.  Some of these leases require the Company to pay certain executory costs (such as maintenance and insurance).  The leases contain no escalation clauses or capital improvement funding provisions.

Future minimum lease payments for operating leases are approximately as follows:

Year Ending
December 31,
2009	$37,415
2010	39,647
2011	32,889
Thereafter	-
$109,951

Rent expense was $37,549 and $34,384 for the years ended December 31, 2008 and 2007, respectively.

10.	Major Customers

The Company had revenues to two customers in excess of ten percent of consolidated net revenues in 2008.  The combined revenue from these two customers was $16.6 million during the year ended December 31, 2008, representing 90.1% of total sales.  In 2007, there was one customer in excess of ten percent of net revenues.  The amount and percentage of the Company's net revenues was $20.0 million (83.3%).  Management believes the loss of these customers could have a material adverse effect on the Company's results of operations, financial position and cash flows.

11.	Legal Proceedings

The Company is a defendant in a lawsuit captioned Case File No. 830/249/2009, City Hall of Lehliu Gara vs. Genesis S.A. International, brought in the Lehliu Gara Court of Law.  The court partially admitted the lawsuit and reduced the outstanding debt due the Company from $215,709 to $2,919.  An appeal was filed by the Company and a hearing has been set for October 15, 2009.

The Company is a defendant in a lawsuit captioned Case File No. 44.952/3/2007, Compania Nationala de Autostrazi si Drumuri Nationale in Romania ("CNADR") vs. Genesis International S.A., brought before ICCJ - Commercial Department.  CNADR has asked the court for the Company to pay $217,238 as a penalty for delay in the execution of the works set forth in Contract No. 2187/2003 - "Primary Rehabilitation of DN 58 Caransebes - Anina" and in Contract No. 2185/2003 - "Primary Rehabilitation of DN 41 Dara - Oltenita".  A hearing is set for November 24, 2009.

The Company is a defendant in a lawsuit captioned Case File No. 18556/3/2009, SC Global Financiar Group SRL vs. Genesis International S.A., brought in the Bucharest Court of Law, 7th Commercial Department for the non-payment for goods and services.  Subsequent to the filing of the lawsuit, the Company paid the debt in full.  A hearing has been set for October 21, 2009.

The Company is a defendant in a lawsuit captioned Case File No. 2190/115/2009, SC Banat Mineral Group SRL vs. Genesis International S.A., brought in the Bucharest Court of Law, 7th Commercial Department for the non-payment for goods and services.  The provider asked the Company to pay $238,255 against the existing debt in June 2009, which was not paid.  A hearing has been set for October 6, 2009.

GENESIS INTERNATIONAL S.A.

FINANCIAL STATEMENTS

SEPTEMBER 30, 2009

GENESIS INTERNATIONAL S.A.
BALANCE SHEETS
(Unaudited)

	September 30,	December 31,
	2009	2008
ASSETS

Current Assets
Cash and cash equivalents	$47,511	$182,733
Accounts receivable - net of allowance for doubtful accounts
of $247,580 and $250,000	6,177,224	8,017,771
Inventories	1,307,783	325,509
Other current assets	98,003	126,812
Total Current Assets	7,630,521	8,652,825

Property, plant and equipment - net	1,800,044	2,163,703
Restricted cash	850,267	593,360

TOTAL ASSETS	$10,280,832	$11,409,888

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Notes payable - current portion	$3,163,799	$2,117,000
Capitalized lease obligations	91,384	147,138
Accounts payable and other current liabilities	5,484,579	4,557,122
Customer deposits	598,582	256,779
Dividends payable	45,461	45,461
Total Current Liabilities	9,383,805	7,123,500

Long-term Liabilities:
Notes payable - less current portion above	-	1,251,682
Capitalized lease obligations - less current portion above	-	80,523
Total Long-term Liabilities	-	1,332,205

TOTAL LIABILITIES	9,383,805	8,455,705

Commitments and Contingencies	-	-

Stockholders' Equity:
Common stock, $21.19 par value; authorized 160,000
shares; outstanding 160,000 and 160,000 shares, respectively	3,389,936	3,389,936
Deficit	(2,392,677)	(503,881)
Accumulated other comprehensive income (loss)	(100,232)	68,128
Total Stockholders' Equity	897,027	2,954,183

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$10,280,832	$11,409,888

See notes to unaudited financial statements.

GENESIS INTERNATIONAL S.A.
STATEMENT OF OPERATIONS
(Unaudited)

	For the Nine Months Ended
	September 30,
	2009	2008

Revenues	$5,253,829	$14,495,071

Costs and expenses:
Cost of sales	5,779,466	13,552,132
Selling, general and administrative costs	1,141,130	1,729,905
	6,920,596	15,282,037

Loss from operations	(1,666,767)	(786,966)

Other income (expense):
Gain on sale of fixed assets	7,536	-
Other income	110,355	201,903
Interest expense	(339,920)	(321,071)
	(222,029)	(119,168)

Loss before provision for income taxes	(1,888,796)	(585,063)

Provision for income taxes	-	-

Net loss	$(1,888,796)	$(585,063)

Loss per share - basic and diluted	$(11.80)	$(5.66)

Weighted average common shares
outstanding - basic and diluted	160,000	160,000

See notes to unaudited financial statements.

GENESIS INTERNATIONAL S.A.
STATEMENT OF COMPREHENSIVE LOSS
(Unaudited)

	Nine Months Ended
	September 30,
	2009	2008

Net loss	$(1,888,796)	$(585,063)

Other comprehensive income (loss) - net of tax:
Currency translation adjustment	(168,360)	(426,213)

Comprehensive income loss	$(2,057,156)	$(1,011,276)

See notes to unaudited financial statements.

GENESIS INTERNATIONAL S.A.
STATEMENT OF STOCKHOLDERS' EQUITY
(Unaudited)

						Accumulated
						Other
		Comprehensive	Common Stock		Retained	Comprehensive
	TOTAL	Income (loss)	No of shares	Amount	Earnings	Income (Loss)

Balance, January 1, 2007	$4,645,250		160,000	$3,389,936	$890,597	$364,717

Net earnings	1,162,944	$1,162,944			1,162,944	-

Currency translation adjustment	(192,179)	(192,179)				(192,179)

Comprehensive income		$970,765

Balance, December 31, 2007	5,616,015		160,000	3,389,936	2,053,541	172,538

Net loss	(1,989,139)	$(1,989,139)			(1,989,139)	-

Dividend declaration	(568,283)				(568,283)

Currency translation adjustment	(104,410)	(104,410)				(104,410)

Comprehensive loss		$(2,093,549)

Balance, December 31, 2008	2,954,183		160,000	3,389,936	(503,881)	68,128

Net loss	(1,888,796)	(1,888,796)			(1,888,796)

Currency translation adjustment	(168,360)	(168,360)				(168,360)

Comprehensive income		$(2,057,156)

Balance, September 30, 2009	$897,027		160,000	$3,389,936	$(2,392,677)	$(100,232)

See notes to unaudited financial statements.

GENESIS INTERNATIONAL S.A.
STATEMENT OF CASH FLOWS
(Unaudited)

	For the Nine Months Ended
	September 30,
	2009	2008

Cash flows from operating activities:
Net loss	$(1,888,796)	$(585,063)

Adjustments to reconcile net earnings (loss) to net cash
used in operating activities:
Depreciation	388,645	679,503
(Gain) on sale of property, plant and equipment	(7,536)	(197,562)
Change in operating assets and liabilities	2,052,803	71,520
Net cash provided by (used in) operating activities	545,116	(31,602)

Cash flows from investing activities:
Purchase of property, plant and equipment	(84,307)	(194,671)
Proceeds from the sale of equipment	2,500	212,350
Change in restricted cash	(256,907)	358,842
Net cash provided by (used in) investing activities	(338,714)	376,521

Cash flows from financing activities:
Proceeds from borrowings	2,635,520	4,154,568
Repayment of loans	(2,840,403)	(4,026,600)
Repayment of capitalized lease obligations	(136,277)	(149,169)
Dividends paid	-	(373,945)
Net cash used in financing activities	(341,160)	(395,146)

Effect of exchange rate changes on cash	(464)	16,494

Net decrease in cash	(135,222)	(33,733)

Cash - beginning of period	182,733	324,597

Cash - end of period	$47,511	$290,864

Changes in operating assets
and liabilities consist of:
Increase (decrease) in accounts receivable	$1,840,547	$(1,175,774)
Increase in inventories	(991,195)	(2,411)
Decrease in other current assets	18,260	17,788
(Increase) decrease in customer deposits	341,803	(38,592)
Increase in accounts payable and
other liabilities	843,388	1,167,387
	$2,052,803	$(31,602)

See notes to unaudited financial statements.

GENESIS INTERNATIONAL S.A.
STATEMENT OF CASH FLOWS (Continued)
(Unaudited)

	For the Nine Months Ended
	September 30,
	2009	2008

Supplementary Information:
Cash paid during the period for
Interest	$319,876	$321,071
Income taxes	$-	$-

Non-cash investing activities:
Capitalized lease obligations for the
purchase of equipment	$-	$69,327

See notes to unaudited financial statements.

GENESIS INTERNATIONAL S.A.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008

1.           DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES.

The consolidated balance sheet as of September 30, 2009 and the consolidated statements of operations, stockholders’ equity and cash flows for the periods presented herein have been prepared by Genesis International S.A. (the “Company” or “Genesis”) and are unaudited.  In the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary to present fairly the financial position, results of operations, changes in stockholders’ equity and cash flows for all periods presented has been made.  The information for the consolidated balance sheet as of December 31, 2008 was derived from audited financial statements.

Organization

Genesis International S.A. (the “Company” or “Genesis”) is a Romanian joint stock company that operates its business in Romania. Genesis has, as its principal business, the construction of roads and highways.  Other secondary activities include surface and underground railway construction, other special construction projects, relocation services and merchandise transportation.

Summary of Significant Accounting Policies

Economic and Political Risks

The Company faces a number of risks and challenges since its operations are in the Romanian Republic and its primary market is in the Romanian Republic.  100% of the revenue is earned in the Romanian Republic and 100% of the assets are located in the Romanian Republic.  Management cannot presently predict what future impact the political risk will have on the Company, if any, or how the political climate in the Romanian Republic will affect the Company’s operations.  Accordingly, events resulting from any change in the political climate could have a material effect on the Company.

Use of Estimates

The preparation of financial statements in conformity with accounting principles accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue Recognition

Revenue from the sale of materials for road base product is recognized when the work is completed and accepted by the purchaser in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 605, "Revenue Recognition", ("ASC605").  The contracts are usually of a short duration.  If the contracts are longer than one year, the Company recognizes the percentage of completion method.

The Company receives a significant amount of cash advances or progress payments from customers.  The cash received from the progress payments is recorded as customer advances until the revenue is recognized.  Cash advances as of September 30, 2009 and December 31, 2008 against future revenues were $598,582 and $256,779, respectively.

Cash and Cash Equivalents

Cash and cash equivalents include cash deposited in checking accounts, overnight repurchase agreements and money market funds with maturities of 90 days or less when purchased.  The cash balances are held at a few institutions and may, at times, exceed insurable amounts.  The Company believes it mitigates this risk by depositing cash in major financial institutions.

Accounts Receivable

Accounts receivable are recorded when the work is completed, approved by an independent third party and accepted by the purchaser.  Accounts receivable are presented in the balance sheet net of allowance for doubtful accounts.  Receivables are due in 90 days from the date of the invoice and each customer is evaluated on their ability to demonstrate a commitment to pay.  The majority of the revenue is due from various state governmental agencies.  Receivables are written off when they are determined to be uncollectible.  The allowance for doubtful accounts is estimated based on the Company’s historical losses, the existing economic conditions in the industry, and the financial ability of its customers.  The Company determined the amount to record as an allowance for doubtful accounts at December 31, 2008 based on a percentage of the current year write-offs to the total of accounts receivable outstanding.  The Company also analyzed the days outstanding of receivables to determine an adequate reserve.  The collectability of receivables remains strong despite the economic crisis and the Company believes the amount reserved will be more than sufficient to cover any bad debts.  The Company will monitor the economic conditions during 2009 to determine if additional reserves are needed.

Inventories

Inventories held for sale are recorded at the lower of cost or fair value less direct costs to sell.  Fair value is defined as the amount at which an asset could be bought or sold in a current transaction between willing parties, that is, other than in a forced or liquidation sale.

Fair Value of Financial Instruments

The Company adopted FASB ASC 820, Fair Value Measurements and Disclosures (“ASC 820”) on January 1, 2008, for all financial assets and liabilities that are recognized or disclosed at fair value in the condensed consolidated financial statements on a recurring basis or on a nonrecurring basis during the reporting period. While the Company adopted the provisions of ASC 820 for nonfinancial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis, no such assets or liabilities existed at the balance sheet date. As permitted by ASC 820, the Company delayed implementation of this standard for all nonfinancial assets and liabilities recognized or disclosed at fair value in the financial statements on a nonrecurring basis and adopted these provisions effective January 1, 2009.

The fair value is an exit price, representing the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  The Company utilizes market data or assumptions that market participants would use in pricing the asset or liability.  ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value.  These tiers include:  Level 1, defined as observable inputs such as quoted market prices in active markets; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3, defined as unobservable inputs about which little or no market data exists, therefore requiring an entity to develop its own assumptions.

As of September 30, 2009, the Company held certain financial assets that are measured at fair value on a recurring basis.  These consisted of cash and cash equivalents and restricted cash.  The fair values of the cash and cash equivalents and restricted cash is determined based on quoted market prices in public markets and is categorized as Level 1.  The Company does not have any financial assets measured at fair value on a recurring basis as Level 2 or Level 3 and there were no transfers in or out of Level 2 or Level 3 during the nine months ended September 30, 2009.

The following table sets forth by level, within the fair value hierarchy, the Company’s financial assets accounted for at fair value on a recurring basis as of September 30, 2009.

		Assets at Fair Value as of September 30, 2009 Using
	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Cash and cash equivalents	$47,511	$47,511	$-	$-
Restricted cash	850,267	850,267	-	-
Total	$897,778	$897,778	$-	$-

The Company had no financial assets accounted for on a non-recurring basis as of September 30, 2009.

There were no changes to the Company’s valuation techniques used to measure asset fair values on a recurring or nonrecurring basis during the nine months ended September 30, 2009 and the Company did not have any financial liabilities as of September 30, 2009.

The Company has other financial instruments, such as receivables, notes payable, customer deposits, accounts payable and other liabilities which have been excluded from the tables above.  Due to the short-term nature of these instruments, the carrying value of receivables, accounts payable and other liabilities approximate their fair values.

Concentration of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of accounts receivable.  The Company grants credit to customers that are based on an evaluation of the customer's financial condition, without requiring collateral.  Exposure to losses on receivables is principally dependent on each customer's financial condition.  The Company controls its exposure to credit risk through credit approvals and progressive payments as the work is performed.

The Company is also subject to the risk of currency fluctuations that may affect the prices paid for goods and the amounts received for revenue.

Depreciation

Equipment is stated at cost less accumulated depreciation and amortization.  Depreciation is calculated primarily using the straight-line method over their estimated useful lives.

Income Taxes

The Company accounts for income taxes using an asset and liability approach under which deferred income taxes are recognized by applying enacted tax rates applicable in future years to the differences noted in the financial statement carrying amounts and the tax basis of the reported assets and liabilities.

The principal item giving rise to deferred taxes is carryforward losses.

The Company accounts for income taxes in accordance with the Internal Income Tax Law of the Romanian Republic.  The Company is taxed at a rate of 16% in 2009 and 2008.

Foreign Currency Translation

The Romanian leis is the Company’s functional currency and the United States dollar is the reporting currency.

Conversion of currency from the Romanian leis into a United States dollar (“US $”) has been made at the respective applicable rates of exchange.  Monetary assets and liabilities denominated in foreign currencies are converted into US $ at the applicable rate of exchange at the balance sheet date.  Income and expense items are converted at the average rates for the years then ended.

Earnings Per Share

Basic earnings (loss) per common share are computed by dividing net earnings by weighted average number of common shares outstanding during the year.  Diluted earnings per common share are computed by dividing net earnings by the weighted average number of common share and potential common shares outstanding during the year.  As the Company experienced a loss during the nine months ended September 30, 2009 and 2008, potential common shares would be excluded from the diluted loss per share calculation because the effect would be antidilutive.  There were no potential common shares outstanding for the nine months ended September 30, 2009 and 2008.

Advance payments to Contractors

Advance payments to Contractors principally include prepayments to subcontractors for goods and services and which relate to specific projects which are expensed to cost of sales as the applicable inventory are sold.  The subcontractor costs are expensed on a specific project to project basis.    The payment to subcontractors include prepayments prior to the work commencing, advance payments for raw materials, and architectural and engineering services prior to the work being submitted to the authorities.  All projects are reviewed quarterly for impairment issues.  If any impairment exists, costs will be written down at that time.  Advance payments to contractors are included in inventory on the Company’s balance sheet at September 30, 2009 and December 31, 2008.

New Financial Accounting Standards

During the second quarter of 2009, the Company implemented additional interim disclosures about fair value of financial instruments, as required by FASB ASC Paragraph 825-10-65-1.  Prior to implementation, disclosures about fair values of financial instruments were only required to be disclosed annually.  As the required modifications only related to additional disclosures of fair values of financial instruments in interim financial statements, the adoption did not affect the Company’s financial position or results of operations.

Beginning in the second quarter of 2009, the Company must disclose the date through which subsequent events have been evaluated, in accordance with the requirements in FASB ASC Paragraph 855-10-50-1.  With regards to the condensed consolidated financial statements and notes to those financial statements contained in this financial statement, the Company has evaluated all subsequent events through November 30, 2009 (the date the Company’s financial statement are issued).

In September 2009, the FASB implemented certain modifications to FASB ASC Topic 860, Transfers and Servicing, as a means to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about a transfer of financial assets, the effects of a transfer on its financial position, financial performance, and cash flows, and a transferor’s continuing involvement, if any, in transferred financial assets. These modifications must be applied as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009. The Company does not expect the adoption of this standard to have an impact on the Company’s results of operations, financial condition or cash flows.

During the third quarter of 2009, the Company adopted the FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles in accordance with FASB ASC Topic 105, “Generally Accepted Accounting Principles” (the “Codification”).  The Codification has become the source of authoritative U.S. generally accepted accounting principles (GAAP) recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the Securities and Exchange Commission (SEC) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. Effective with the Company’s adoption on July 1, 2009, the Codification has superseded all prior non-SEC accounting and reporting standards. All other non-grandfathered non-SEC accounting literature not included in the Codification has become non-authoritative. As the adoption of the Codification only affected how specific references to GAAP literature have been disclosed in the notes to the Company’s condensed consolidated financial statements, it did not result in any impact on the Company’s results of operations, financial condition or cash flows.

Updates to the FASB Codification Applicable to the Company

The FASB has published FASB Accounting Standards Update No. 2009-12, Fair Value Measurements and Disclosures (Topic 820)—Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent). This Update amends Subtopic 820-10, Fair Value Measurements and Disclosures—Overall, to permit a reporting entity to measure the fair value of certain investments on the basis of the net asset value per share of the investment (or its equivalent). This Update also requires new disclosures, by major category of investments, about the attributes of investments included within the scope of this amendment to the Codification. The guidance in this Update is effective for interim and annual periods ending after December 15, 2009. The Company does not expect the adoption of this standard to have an impact on the Company’s results of operations, financial condition or cash flows.

2. Property

Property, plant and equipment consists of buildings, building improvements, furniture and equipment used in the ordinary course of business and are recorded at cost less accumulated depreciation.

	September 30,	December 31,
	2009	2008
Building and building improvements	$35,472	$35,472
Transportation equipment	625,312	625,312
Equipment	5,464,251	5,549,807
	6,125,035	6,210,591
Less: Accumulated depreciation	4,324,991	4,016,888
	$1,800,044	$2,193,703

Depreciation expense for the nine months ended September 30, 2009 and 2008 amounted to $388,645 and $679,503, respectively.

Classification	Expected Useful Lives

Buildings and building improvements	7-30 years
Transportation equipment	5-15 years
Equipment	5-10 years

3.    Inventories

In accordance with FASB ASC 360-15-35, "Impairment or Disposal of Long-Lived Assets", ("ASC 360-15"), the Company records impairment losses on inventory related to projects under development when events and circumstances indicate that they may be impaired and the undiscounted cash flows estimated by these assets are less than their related carrying amounts.  The Company recorded no impairments for the nine months ended September 30, 2009 and 2008.

As of September 30, 2009 and December 31, 2008, inventory consists of the following:

	September 30,	December 31,
	2009	2008
Raw materials	$1,196,670	$143,894

Advance payments to contractors	120,034	181,615
	$1,316,704	$325,509

5.     Restricted Cash

Restricted cash are the guarantees for the work performed by the Company.  The performance guarantees range between 5% and 10% of the contract price.  The warranty period can be as long as sixty months but amounts are released on a predetermined schedule.  Restricted cash as of September 30, 2009 and December 31, 2008 amounted to $850,267 and $593,360, respectively.

5.    DEBT

Long-term debt as of September 30, 2009 and December 31, 2008 were as follows:

	December 31,
	September 30,	December 31,
	2009	2008
Note payable to Romanian International Bank,	$1,227,268	$1,251,682
interest @ 20.5%, due February 2010 (1)

Note payable to Central Europe Bank,	-	-
interest @ Robor + 3.75% (13.24% at
September 30, 2009) due December 2009 (2) (3)	1,397,520	2,117,000

Note payable to Emerging Media Holdings, Inc.
interest @5%, due on demand	539,011	-

	3,163,799	3,368,682
Less: Current portion	3,163,799	2,117,000
	$-	$1,251,682

(1)	The note payable is collateralized by the Company’s equipment and current bank account at Romanian International Bank.
(2)
The note payable is secured by the assignment of accounts receivables from DRDP Timisoara and Compania Nationala de Autostrazi si Doumuri Nationale dis Romanios and current bank account at Credit Europe Bank.

(3)	The note was paid in full in February 2009. In 2009, the Company borrowed $1,397,520, which is due December 1, 2009. The note was paid in full in November 2009.

The following table shows the maturities by year of the total amount of notes payable at September 30, 2009:

Year ending December 31,
2009	$1,936,531
2010	1,227,268
$3,163,799

Interest expense for the nine months ended September 30, 2009 and 2008 amounted to $330,101 and $300,071, respectively.

6.	Stockholders' Equity

Common Stock
The Company is authorized to issue 160,000 shares, all of which are outstanding, with a par value of $21.19 per share.

Dividends
In March 2009, the Board of Directors authorized a dividend to the shareholders in the amount of $568,283.  As of September 30, 2009 and December 31, 2008, the Company had a liability of $45,461 and $45,461 for unpaid dividends due the shareholders.

7.                Income Taxes

The Company adopted the provision of FASB ASC 740, "Income Taxes", ("ASC 740"), on January 1, 2007.  As a result of the implementation of ASC 740, the Company recognized no adjustment in the net liabilities or equity for unrecognized income tax benefit.  The Company believes there are no potential uncertain tax positions and all tax returns are correct as filed.  Should the Company recognize a liability for uncertain tax positions, the Company will separately recognize the liability for uncertain tax positions on its balance sheet.  Included in any liability for uncertain tax positions, the Company will also setup a liability for interest and penalties.  The Company’s policy is to recognize interest and penalties related to uncertain tax positions as a component of the current provision for income taxes.

8.                Legal Proceedings

The Company is a defendant in a lawsuit captioned Case File No. 830/249/2009, City Hall of Lehliu Gara vs. Genesis S.A. International, brought in the Lehliu Gara Court of Law.  The court partially admitted the lawsuit and reduced the outstanding debt due the Company from $215,709 to $2,919.  An appeal was filed by the Company and a hearing has been set for October 15, 2009.

The Company is a defendant in a lawsuit captioned Case File No. 44.952/3/2007, Compania Nationala de Autostrazi si Drumuri Nationale in Romania ("CNADR") vs. Genesis International S.A., brought before ICCJ - Commercial Department.  CNADR has asked the court for the Company to pay $217,238 as a penalty for delay in the execution of the works set forth in Contract No. 2187/2003 - "Primary Rehabilitation of DN 58 Caransebes - Anina" and in Contract No. 2185/2003 - "Primary Rehabilitation of DN 41 Dara - Oltenita".  A hearing is set for November 24, 2009.

The Company is a defendant in a lawsuit captioned Case File No. 18556/3/2009, SC Global Financiar Group SRL vs. Genesis International S.A., brought in the Bucharest Court of Law, 7th Commercial Department for the non-payment for goods and services.  Subsequent to the filing of the lawsuit, the Company paid the debt in full.  A hearing has been set for October 21, 2009.

The Company is a defendant in a lawsuit captioned Case File No. 2190/115/2009, SC Banat Mineral Group SRL vs. Genesis International S.A., brought in the Bucharest Court of Law, 7th Commercial Department for the non-payment for goods and services.  The provider asked the Company to pay $238,255 against the existing debt in June 2009, which was not paid.  A hearing has been set for October 6, 2009.

(b)	Pro Forma Financial Information.

EMERGING MEDIA HOLDINGS, INC. AND SUBSIDIARY

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009
AND
FOR THE YEAR ENDED DECEMBER 31, 2008

INDEX

PAGE

Unaudited Pro Forma Consolidated Statement of Operations
for the nine months ended September 30, 2009	39

Unaudited Pro Forma Consolidated Statement of Operations
for the year ended December 31, 2008	40

Notes to Unaudited Pro Forma Consolidated Statements of Operations
for the year ended December 31, 2008 and the nine months ended	41
September 30, 2009

EMERGING MEDIA HOLDINGS INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
YEAR ENDED DECEMBER 31, 2008
(Unaudited)

BASIS OF PRESENTATION

The summarized proforma statement of operations for the year ended December 31, 2008 has been prepared to reflect the Genesis International S.A. acquisition on January 1, 2008.  The Genesis International S.A. Acquisition occurred on October 1, 2009, and therefore, the proforma adjustments include revenue and expenses related to the Genesis International, S.A. acquisition for the twelve months ended December 31, 2008.  These unaudited proforma consolidated financial results have been prepared for comparative purposes only and may not be indicative of the results that would have occurred if the Company had completed the acquisition at an earlier date or the results that will be attained in the future.  These proforma financial statements should be read in conjunction with the December 31, 2008 consolidated financial statements of the Company.

	Proforma Adjustment
	Emerging Media					Emerging Media
	Holdings Inc. and		Genesis			Holdings, Inc. and Subsidiary
	Subsidiaries		International S.A.			Pro Forma
	Historical		Historical			For the Year Ended
	Year Ended		Year Ended			December 31,
	December 31, 2008	(1)	December 31, 2008	(1)	Other	2008
Sales	$1,872,892		$18,307,796			$20,180,688

Costs and expenses:
Cost of sales	1,012,717		17,742,302			18,755,019
Selling and marketing expenses	120,565		-			120,565
General and administrative expenses	644,447		2,473,378			3,117,825
Other operating expenses	134,294		-			134,294
	1,912,023		20,215,680			22,127,703

Income (loss) from operations	(39,131)		(1,907,884)			(1,947,015)

Other income (expense):
Interest expense	(4,706)		(434,281)			(438,987)
Other income	30,879		300,136			331,015
Interest income	83,569		-	(2)	(28,267)	55,302
(Loss) gain on sale of fixed assets	(20,147)		52,890			32,743
	89,595		(81,255)			(19,927)

Earnings (loss) before provision for income taxes	50,464		(1,989,139)			(1,966,942)

Provision for income taxes	-		-			-

Net earnings (loss)	50,464		(1,989,139)			(1,966,942)

Less: Net loss attributable to the
noncontrolling interest	260		795,916	(3)	795,916	796,176

Net earnings (loss) attributable to Emerging Media Inc.
and Subsidiaries	$50,724		$(1,989,139)			$(1,170,766)

Earnings (loss) per common share:
Earnings (loss) per common share attributable to
Emerging Media Inc. and Subsidiaries
common shareholders - basic	$0.00					$(0.07)

Earnings (loss) per common share attributable to
Emerging Media Inc. and Subsidiaries
common shareholders - diluted	$0.00					$(0.07)

Weighted average common shares - basic						15,814,048

Weighted average common shares - diluted

Amounts attributable to Emerging Media Inc.
and Subsidiaries common shareholders:
Net earnings	$50,724					$(1,170,766)

Pro Forma Adjustments Related to the Acquisition

(1)	To reflect the historical revenue and operating expenses for the period January 1, 2008 to December 31, 2008.
(2)	To reflect interest income not earned during the period due to the excess funds used to pay for the acquisition.
(3)	To reflect net loss attributable to noncontrolling interest.
(4)	No tax benefits have been realized.
(5)	The basic and diluted weighted average shares of common stock for the year ended December 31, 2008 were 15,814,048 for the pro forma calculation.

See Notes to Pro Forma Consolidated Statement of Operations

EMERGING MEDIA HOLDINGS INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 2009
(Unaudited)
BASIS OF PRESENTATION

The summarized pro forma statement of operations for the nine month period ended September 30, 2009 has been prepared to reflect the Genesis International S.A. Acquisition on January 1, 2009. The Genesis International S.A. Acquisition occurred on October 1, 2009, and therefore, the pro forma adjustments include revenue and expenses related to the Genesis International S.A. Acquisition for the nine months ended January 1, 2009 to September 30, 2009. These unaudited pro forma financial results have been prepared for comparative purposes only and may not be indicative of the results that would have occurred if the Company had completed the acquisition at an earlier date or the results that will be attained in the future. These pro forma financial statements should be read in conjunction with the unaudited September 30, 2009 and December 31, 2008 financial statements of the Company.

	Pro Forma Adjustment
						Emerging Media
	Emerging Media					Holdings Inc. and
	Holdings Inc. and		Genesis			Subsidiary
	Subsidiaries		International S.A.			Pro Forma
	Historical Nine		Historical Nine			For the Nine Months
	Months Ended		Months Ended			Ended
	September 30, 2009	(1)	September 30, 2009	(1)	Other	September 30, 2009

Sales	$1,745,928		$5,253,829			$6,999,757

Costs and expenses:
Cost of sales	1,058,680		5,779,466			6,838,146
Selling and marketing expenses	133,810		-			133,810
General and administrative expenses	551,524		1,141,130			1,692,654
Other operating expenses	85,505		-			85,505
	1,829,519		6,920,596			8,750,115

Loss from operations	(83,591)		(1,666,767)			(1,750,358)

Other income (expense):
Interest expense	(1,969)		(339,920)			(341,889)
Other income	-		110,355			110,355
Interest income	194,627		-	(2)	(153,000)	41,627
Loss on sale of fixed assets	-		7,536			7,536
	192,658		(222,029)			(182,371)

Earnings (loss) before provision for income
taxes	109,067		(1,888,796)			(1,932,729)

Provision for income taxes	-		-			-

Net earnings (loss)	109,067		(1,888,796)			(1,932,729)

Less: Net loss attributable to the
noncontrolling interest	-		-	(3)	755,518	755,518

Net earnings (loss) attributable to Emerging
Media Inc. and Subsidiaries	$109,067		$(1,888,796)			$(1,177,211)

Earnings (loss) per common share:
Earnings per common share attributable to
Emerging Media Inc. and Subsidiaries
common shareholders - basic	$0.01					$(0.07)

Earnings per common share attributable to
Emerging Media Inc. and Subsidiaries
common shareholders - diluted	$0.01					$(0.07)

Weighted average common shares - basic	16,303,000					16,303,000

Weighted average common shares - diluted	17,303,000					16,303,000

Amounts attributable to Emerging Media Inc.
and Subsidiaries common shareholders:
Net earnings	$109,067		.			$(1,177,211)

Pro Forma Adjustments Related to the Acquisition

(1)	To reflect the historical revenue and operating expenses for the period January 1, 2009 to September 30, 2009.
(2)	To reflect interest income not earned during the period due to the excess funds used to pay for the acquisition.
(3)	To reflect net loss attributable to noncontrolling interest.
(4)	No tax benefits have been realized.
(5)	The basic and diluted weighted average shares of common stock for the nine months ended September 30, 2009 were 16,303,000 for the pro forma calculation.

See Notes to Pro Forma Consolidated Statement of Operations

EMERGING MEDIA HOLDINGS INC. AND SUBSIDIARY
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED
DECEMBER 31, 2008 AND THE NINE MONTHS ENDED SEPTEMBER 30, 2009

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates: The preparation of the financial statements for the Genesis International S.A. Acquisition in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting periods. Although these estimates are based on management's best available knowledge of current and future events, actual results could be different from those estimates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGING MEDIA HOLDINGS, INC.

Date: December 15, 2009	By:	/s/ Iurie Bordian
	Name:	Iurie Bordian
	Title:	President and Chief Executive Officer